                                                                      EXHIBIT 24


                            INDEPENDENT AUDITORS' CONSENT



[LOGO]


The Board of Directors and
The Administrator of the TCF
Employees Stock Ownership
Plan - 401(k):

We consent to incorporation by reference in the registration statement (No. 33-43030) on Form S-8 of TCF Financial Corporation of our report dated June 19, 1996, relating to the statements of net assets available for plan benefits of the TCF Employees Stock Ownership Plan - 401(k) as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for each of the years in the three-year period ended December 31, 1995, and related schedules as of and for the year ended December 31, 1995, which report appears elsewhere in this December 31, 1995 annual report on Form 11-K of the TCF Employees Stock Ownership Plan - 401(k).



                                              /s/  KPMG Peat Marwick LLP

Minneapolis, Minnesota
June 26, 1996


                                     -16-